As filed with the Securities and Exchange Commission on October 3, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Chubb Limited1
(Exact name of Registrant as specified in its charter)
Switzerland (State or other jurisdiction of incorporation)	98-0091805 (IRS Employer Identification No.)
Baerengasse 32 Zurich, Switzerland CH-8001 +41 (0)43 456 76 00 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Chubb Group Holdings Inc.
550 Madison Avenue
New York, New York 10022
Attn: Deputy General Counsel — Global Corporate Affairs
(212) 827-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CHUBB INA HOLDINGS LLC
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	58-2457246 (IRS Employer Identification No.)
436 Walnut Street Philadelphia, Pennsylvania 19106 (215) 640-1000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Chubb Group Holdings Inc.
550 Madison Avenue
New York, New York 10022
Attn: Deputy General Counsel — Global Corporate Affairs
(212) 827-4400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

ACE CAPITAL TRUST III
ACE CAPITAL TRUST IV
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	Not Applicable (IRS Employer Identification No.)

c/o Chubb INA Holdings LLC
436 Walnut Street
Philadelphia, Pennsylvania 19106
(215) 640-1000
(Address, including zip code, and telephone number,
including area code, of Registrant’sprincipal executive
offices)

Chubb Group Holdings Inc.
550 Madison Avenue
New York, New York 10022
Attn: Deputy General Counsel — Global Corporate Affairs
(212) 827-4400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Joseph F. Wayland General Counsel and Secretary Chubb Limited Baerengasse 32 Zurich, Switzerland CH-8001 +41 (0)43 456 76 00	Edward S. Best Willkie Farr & Gallagher LLP 300 North LaSalle Dr. Chicago, Illinois 60654 (312) 728-9000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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Additional eligible registrants may be added by automatically effective post-effective amendments pursuant to Rule 462(f).

PROSPECTUS
Chubb Limited
Common Shares
and
Warrants to Purchase Common Shares

Chubb INA Holdings LLC
Debt Securities
Fully and Unconditionally Guaranteed by
Chubb Limited

ACE Capital Trust III
ACE Capital Trust IV
Preferred Securities
Guaranteed to the Extent Provided in this Prospectus by
Chubb Limited
Chubb Limited, Chubb INA Holdings LLC, ACE Capital Trust III or ACE Capital Trust IV will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
Chubb Limited’s common shares are traded on the New York Stock Exchange under the symbol “CB.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
Investment in any securities offered by this prospectus involves risk. See Risk Factors in Chubb Limited’s periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.
The date of this prospectus is October 3, 2024.

i

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of Chubb Limited (“Chubb” and, together with its direct and indirect subsidiaries, the “Company,” “we,” “us” or “our,” except where it is made clear that the terms mean Chubb Limited only), Chubb INA Holdings LLC (“Chubb INA”), ACE Capital Trust III or ACE Capital Trust IV (together, the “Chubb Trusts” and each a “Chubb Trust”) has authorized anyone else to provide you with different information. Chubb, Chubb INA and the Chubb Trusts are offering these securities only in states and other jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in any securities unless it is accompanied by supplemental offering documentation prepared in accordance with applicable law. Unless any supplemental offering documentation is prepared in accordance with the applicable requirements of, or recognized and approved under, the Swiss Financial Services Act (“FinSA”) and its implementing ordinance, the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the FinSA, except to professional clients within the meaning of the FinSA only which will be individually approached by any dealer from time to time, and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Additionally, unless any supplemental offering documentation incorporating this prospectus is prepared in accordance with the applicable requirements of, or recognized and approved under, the FinSA and its implementing ordinance, neither this prospectus nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland, except to professional clients within the meaning of the FinSA only which will be individually approached by any dealer from time to time.
In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to “CHF” are to Swiss francs.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Chubb, Chubb INA and the Chubb Trusts filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process, relating to the common shares, debt securities, debt securities guarantee, warrants, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, any or all of Chubb, Chubb INA and the Chubb Trusts may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities Chubb, Chubb INA or a Chubb Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Chubb, Chubb INA, the Chubb Trusts and the offered securities, please refer to the registration statement. Each time Chubb, Chubb INA or a Chubb Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks, uncertainties, and other factors that could, should potential events occur, cause actual results to differ materially from such statements. These risks, uncertainties, and other factors, which are described in more detail elsewhere herein and in other documents we file with the SEC, include but are not limited to:
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actual amount of new and renewal business, premium rates, underwriting margins, market acceptance of our products, and risks associated with the introduction of new products and services and entering new markets; the competitive environment in which we operate, including trends in pricing or in policy terms and conditions, which may differ from our projections and changes in market conditions that could render our business strategies ineffective or obsolete;
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losses arising out of natural or man-made catastrophes; actual loss experience from insured or reinsured events and the timing of claim payments; the uncertainties of the loss-reserving and claims-settlement processes, including the difficulties associated with assessing environmental damage and asbestos-related latent injuries, the impact of aggregate-policy-coverage limits, the impact of bankruptcy protection sought by various asbestos producers and other related businesses, and the timing of loss payments;

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changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; the ability to collect reinsurance recoverable, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality, or availability of reinsurance;

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uncertainties relating to governmental, legislative and regulatory policies, developments, actions, investigations, and treaties; judicial decisions and rulings, new theories of liability, legal tactics, and settlement terms; the effects of data privacy or cyber laws or regulation; global political conditions and possible business disruption or economic contraction that may result from such events;

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severity of pandemics and related risks, and their effects on our business operations and claims activity, and any adverse impact to our insureds, brokers, agents, and employees; actual claims may exceed our best estimate of ultimate insurance losses incurred which could change including as a result of, among other things, the impact of legislative or regulatory actions taken in response to a pandemic;

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developments in global financial markets, including changes in interest rates, stock markets, and other financial markets; increased government involvement or intervention in the financial services industry; the cost and availability of financing, and foreign currency exchange rate fluctuations; changing rates of inflation; and other general economic and business conditions, including the depth and duration of potential recession;

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the availability of borrowings and letters of credit under our credit facilities; the adequacy of collateral supporting funded high deductible programs; and the amount of dividends received from subsidiaries;

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changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available for sale fixed maturity investments before their anticipated recovery;

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actions that rating agencies may take from time to time, such as financial strength or credit ratings downgrades or placing these ratings on credit watch negative or the equivalent;

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the effects of public company bankruptcies and accounting restatements, as well as disclosures by and investigations of public companies relating to possible accounting irregularities, and other corporate governance issues;

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acquisitions made performing differently than expected, our failure to realize anticipated expense-related efficiencies or growth from acquisitions, the impact of acquisitions on our pre-existing organization, and risks and uncertainties relating to our planned purchases of additional interests in Huatai Insurance Group Co., Ltd. (Huatai Group);

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risks associated with being a Swiss corporation, including reduced flexibility with respect to certain aspects of capital management and the potential for additional regulatory burdens; share repurchase plans and share cancellations;

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loss of the services of any of our executive officers without suitable replacements being recruited in a reasonable time frame;

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the ability of our technology resources, including information systems and security, to perform as anticipated such as with respect to preventing material information technology failures or third-party infiltrations or hacking resulting in consequences adverse to Chubb or its customers or partners; the ability of our company to increase use of data analytics and technology as part of our business strategy and adapt to new technologies; and
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management’s response to these factors and actual events (including, but not limited to, those described above).

The words “believe,” “anticipate,” “estimate,” “project,” “should,” “plan,” “expect,” “intend,” “hope,” “feel,” “foresee,” “will likely result,” “will continue,” and variations thereof and similar expressions, identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates such statements were made. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events, or otherwise.
CHUBB LIMITED
Chubb Limited is the Swiss-incorporated holding company of the Chubb Group of Companies. Chubb Limited, which is headquartered in Zurich, Switzerland, and its direct and indirect subsidiaries are a global insurance and reinsurance organization, serving the needs of a diverse group of clients worldwide. Chubb was incorporated in 1985, at which time it opened its first business office in Bermuda and continues to maintain operations in Bermuda. We have grown our business through increased premium volume, expansion of product offerings and geographic reach, and the acquisition of other companies, to become a global property and casualty (P&C) leader.
With operations in 54 countries and territories, Chubb provides commercial and consumer P&C insurance, A&H, reinsurance, and life insurance to a diverse group of clients. We provide commercial insurance products and service offerings such as risk management programs, loss control, and engineering and complex claims management. We provide specialized insurance products ranging from Directors & Officers and financial lines to various specialty-casualty and umbrella and excess casualty lines to niche areas such as aviation and energy. We also offer consumer lines insurance coverage including homeowners, automobile, valuables, umbrella liability, and recreational marine products. In addition, we supply A&H and life insurance to individuals in select countries.
We serve multinational corporations, mid-size and small businesses with property and casualty insurance and risk engineering services; affluent and high net worth individuals with substantial assets to protect; individuals purchasing life, personal accident, supplemental health, homeowners, automobile in certain international markets and for high net worth individuals in the U.S., and specialty personal insurance coverage; companies and affinity groups providing or offering accident and health insurance programs and life insurance to their employees or members; and insurers managing exposures with reinsurance coverage.
We operate through six business segments: North America Commercial P&C Insurance, North America Personal P&C Insurance, North America Agricultural Insurance, Overseas General Insurance, Global Reinsurance, and Life Insurance.
The North America Commercial P&C Insurance segment comprises operations that provide P&C and A&H insurance and services to large, middle market, and small commercial businesses in the U.S., Canada, and Bermuda. This segment includes:
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Commercial Insurance, which includes our retail division focused on middle market customers and small businesses;

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Major Accounts, our retail division focused on large institutional organizations and corporate companies;

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Westchester, our wholesale and specialty division; and

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Chubb Bermuda, our high excess retail division.

The North America Personal P&C Insurance segment includes the business written by Chubb Personal Risk Services division, which includes high net worth personal lines business, with operations in the U.S. and Canada. This segment provides affluent and high net worth individuals and families with homeowners, high value automobile and collector cars, valuable articles (including fine arts), personal and excess liability/umbrella, travel insurance, cyber, and recreational marine insurance and services.
The North America Agricultural Insurance segment comprises our U.S.- and Canadian-based businesses that provide a variety of coverages including crop insurance, primarily Multiple Peril Crop Insurance and crop-hail insurance through our Rain and Hail division, as well as farm and ranch and specialty P&C commercial insurance products and services through our Chubb Agribusiness unit.
The Overseas General Insurance segment comprises our retail division Chubb International, which includes Huatai Property & Casualty Insurance Co., Ltd. (“Huatai P&C”), our wholesale division Chubb Global Markets (“CGM”), and the international supplemental A&H business of Combined International Insurance, which is no longer writing new business. Chubb International comprises our international retail commercial P&C and corporate A&H traditional and specialty lines serving large corporations, middle market and small customers; consumer A&H; and traditional and specialty personal lines business serving local territories outside the U.S., Bermuda, and Canada. CGM, our London-based international specialty and excess and surplus lines wholesale business, includes Lloyd’s of London (“Lloyd’s”) Syndicate 2488, a wholly-owned Chubb syndicate supported by funds at Lloyd’s provided by Chubb Corporate Members. The syndicate is managed by Chubb’s Lloyd’s managing agency, Chubb Underwriting Agencies Limited. As of September 30, 2024, our ownership interest in Huatai P&C was approximately 85.5 percent.
The Global Reinsurance segment represents Chubb’s reinsurance operations comprising Chubb Tempest Re Bermuda, Chubb Tempest Re USA, Chubb Tempest Re International, and Chubb Tempest Re Canada. Global Reinsurance markets its reinsurance products worldwide primarily through reinsurance brokers under the Chubb Tempest Re brand name and provides a broad range of traditional and non-traditional reinsurance coverage to a diverse array of primary P&C companies.
The Life Insurance segment comprises our international life operations, which includes Huatai Life Insurance Co., Ltd. (“Huatai Life”), Chubb Tempest Life Re, and the supplemental A&H and life business of Combined Insurance. Also included in the Life Insurance segment are Huatai’s asset management companies, principally Huatai Asset Management Co. Ltd and Huatai Baoxing Fund Management Co. Ltd. As of September 30, 2024, our direct and indirect ownership interest in Huatai Life was 88.2 percent, in Huatai Asset Management Co. Ltd. was 77.8 percent, and in Huatai Baoxing Fund Management Co. Ltd. was 72.7 percent.
Our product and geographic diversification differentiate us from the vast majority of our competitors and has been a source of stability during periods of industry volatility. Our long-term business strategy focuses on sustained growth in book value achieved through a combination of underwriting and investment income. By doing so, we provide value to our clients and shareholders through use of our substantial capital base in the insurance and reinsurance markets.
We are organized along a profit center structure by line of business and territory that does not necessarily correspond to corporate legal entities. Profit centers can access various legal entities subject to licensing and other regulatory rules. Profit centers are expected to generate underwriting income and appropriate risk-adjusted returns. Our corporate structure has facilitated the development of management talent by giving each profit center’s senior management team the necessary autonomy within underwriting authorities to make operating decisions and create products and coverages needed by its target customer base. We are focused on delivering underwriting profit by only writing policies which we believe adequately compensate us for the risk we accept.
We generate gross revenues from three principal sources: P&C income, Life income and investment income. Cash flow is generated from premiums collected and investment income received less paid losses and loss expenses, policy acquisition costs, and administrative expenses. Invested assets are substantially held in liquid, investment grade fixed income securities of relatively short duration. Claims payments in any short-term period are highly unpredictable due to the random nature of loss events and the timing of claims awards or settlements. The value of investments held to pay future claims is subject to market forces such as the level of interest rates, stock market volatility, and credit events such as corporate defaults. The actual cost of claims is also volatile based on loss trends, inflation rates, court awards, and catastrophes.

Chubb’s principal executive offices are located at Baerengasse 32, Zurich CH-8001, Switzerland, and its telephone number is +41 (0)43 456 76 00.
CHUBB INA
Chubb INA is an indirect wholly-owned subsidiary of Chubb Limited that was formed as a Delaware corporation in December 1998. Chubb INA converted to a Delaware limited liability company on March 26, 2024. Chubb INA is a U.S. holding company and has no direct insurance operations. Chubb INA’s principal assets are the capital stock of its insurance subsidiaries, which includes the companies that make up Chubb’s North America Commercial P&C Insurance, North America Personal P&C Insurance, North America Agricultural Insurance, Overseas General Insurance, Global Reinsurance and Life Insurance segments, as well as Corporate.
The principal executive offices of Chubb INA are located at 436 Walnut Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 640-1000.
THE CHUBB TRUSTS
ACE Capital Trust III is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Chubb, as original depositor of ACE Capital Trust III, and the Chubb trustees for ACE Capital Trust III and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 19, 1999. On August 5, 1999, Chubb assigned its rights and obligations as depositor of ACE Capital Trust III to Chubb INA. ACE Capital Trust IV is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by Chubb INA, as depositor of ACE Capital Trust IV, and the Chubb trustees for ACE Capital Trust IV, and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 2002. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each Chubb Trust exists for the exclusive purposes of:
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issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Chubb Trust,

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using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of Chubb INA subordinated debt securities, and

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engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the Chubb INA subordinated debt securities.

Chubb INA will directly or indirectly own all of the common securities of each Chubb Trust. The common securities of a Chubb Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that Chubb Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the Chubb INA subordinated debt securities held by the Chubb Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, Chubb INA will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of each Chubb Trust. Each of the Chubb Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.
The following is true for each Chubb Trust unless otherwise disclosed in the related prospectus supplement:
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each Chubb Trust has a term of approximately 55 years but may dissolve earlier;

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each Chubb Trust’s business and affairs will be conducted by the trustees, referred to collectively as the Chubb trustees, appointed by Chubb INA, as the holder of all of the common securities;

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Chubb INA, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Chubb trustees;

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the duties and obligations of the Chubb trustees will be governed by the amended and restated trust agreement of the Chubb Trust;

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two of the Chubb trustees, referred to as the administrative trustees, of each Chubb Trust will be persons who are employees or officers of or affiliated with Chubb INA;

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one Chubb trustee of each Chubb Trust will be a financial institution that is not affiliated with Chubb INA and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;

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one Chubb trustee of each Chubb Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee; and

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we will pay all fees and expenses related to each Chubb Trust and the offering of the preferred securities and common securities.

The office of the Delaware trustee for each Chubb Trust in the State of Delaware is located at BNY Mellon Trust of Delaware, 103 Bellevue Parkway, Wilmington, Delaware 19809. The principal executive offices for each of the Chubb Trusts are located at c/o Chubb INA Holdings LLC, 436 Walnut Street, Philadelphia, Pennsylvania 19106. The telephone number of each of the Chubb Trusts is (215) 640-1000.
USE OF PROCEEDS
Unless otherwise disclosed in the applicable prospectus supplement, Chubb and Chubb INA intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include investments in or loans to subsidiaries, possible strategic investments or acquisitions, capital expenditures, and repayment, redemption or refinancing of debt. Each Chubb Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of Chubb INA, and Chubb INA will use these funds for general corporate purposes, which may include those purposes referred to in the preceding sentence.
The proceeds from the sale of the offered securities, other than Chubb common shares, shall be used outside of Switzerland unless otherwise stated in the applicable prospectus supplement.
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
Chubb may, from time to time, offer under this prospectus, separately or together:
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registered shares, CHF 0.50 par value per share, of Chubb, referred to as common shares or registered shares, issued out of the capital band and/or conditional share capital, and

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warrants to purchase common shares.

Chubb INA may from time to time offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Chubb.
Each of ACE Capital Trust III and ACE Capital Trust IV may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by Chubb.
DESCRIPTION OF CHUBB COMMON SHARES
The following description is a summary of the material terms of our common shares. Because it is only a summary, it may not contain all of the information that may be important to you, and should be read in conjunction with our Articles of Association and Organizational Regulations, each as may be amended and restated from time to time, and applicable Swiss law. You should refer to each of Chubb’s Articles of Association and Organizational Regulations for complete information regarding its respective provisions, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Chubb’s Capital Structure
Chubb’s common shares are registered shares with a par value currently of CHF 0.50 per share. The common shares rank pari passu in entitlement to dividends, liquidation proceeds in case of a liquidation of Chubb and pre-emptive rights. Chubb does not have any shares carrying preferential rights. Chubb’s share capital as September 30, 2024 amounts to CHF 209,812,993 and is divided into 419,625,986 fully paid-in registered shares. As of September 10, 2024, Chubb had 404,134,675 common shares outstanding.
Chubb’s common shares are listed on the New York Stock Exchange under the symbol “CB.” Its common shares currently issued and outstanding are fully paid and non-assessable, which means that its common shares are paid for in full at the time they are issued, and, once its common shares are paid for in full, there is no further liability for further assessment or taxation. Any of Chubb’s common shares offered by a prospectus supplement will also be fully paid and non-assessable once they are issued to the purchaser in exchange for the full purchase price.
Capital Band.   Chubb’s Articles of Association currently authorize the Board of Directors to increase or decrease the share capital from time to time until May 16, 2025 within the upper limit of CHF 251,775,591.50, corresponding to 503,551,183 registered shares, each to be fully paid up, with a par value of CHF 0.50 each, and the lower limit of CHF 167,850,394.50, corresponding to 335,700,789 registered shares, each to be fully paid up, with a nominal par value of CHF 0.50 each. In the event of a capital increase within the capital band, the Board of Directors will, to the extent necessary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set-off and conversion of reserves including retained earnings into share capital), the date of issue, the conditions for the exercise of subscription rights and the commencement date for dividend entitlement. The Board of Directors is authorized to restrict or to exclude the trade with subscription rights. The Board of Directors may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or common shares as to which subscription rights have been granted, but not duly exercised, at market prices or may use them otherwise in the interest of the Company.
In the event of an issuance of common shares, the Board of Directors is authorized to exclude or restrict the pre-emptive rights of existing shareholders with respect to such common shares and allocate such rights to others including individual shareholders, third parties, Chubb or any of its subsidiaries if the common shares will be used for (i) mergers, acquisitions of enterprises or participations, financing and/or refinancing of such mergers and acquisitions, and of other investment projects (including by way of private placements), (ii) to improve the regulatory capital position of Chubb or its subsidiaries (including by way of private placements), (iii) broadening the shareholder base or for investment by strategic partners, (iv) in connection with the listing of new shares at market conditions on domestic or foreign stock exchanges (including by way of private placements), (v) the new shares being issued for the purpose of raising equity capital in a swift and flexible manner, where such raising of capital would be difficult or would only be possible at less favorable conditions if the pre-emptive rights to the new shares were not excluded, and (vi) the participation of members of the Board of Directors, employees, or other persons performing services for the benefit of Chubb or any of its subsidiaries.
In the event of a decrease of the share capital within the capital band, the Board of Directors will, to the extent necessary, determine the use of the decreased amount.
Conditional Share Capital.   Chubb’s Articles of Association also provide for increases of the share capital as follows:
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a share capital increase not exceeding CHF 16,500,000.00 through the issue of a maximum of 33,000,000 registered shares, payable in full, through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by Chubb or by subsidiaries of Chubb, including convertible debt instruments. Shareholders’ pre-emptive rights are excluded. Shareholders’ advance subscription rights with regard to the new bonds, notes or similar instruments may be restricted or excluded by decision of the Board of Directors in order to finance or refinance the acquisition of companies, parts of companies or holdings, or new investments planned by Chubb, or in order to issue convertible bonds and warrants on the international capital markets. If advance subscription rights are excluded, then: (i) the instruments are to be placed at market conditions, (ii) the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights, and (iii) the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.
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a share capital increase not exceeding CHF 12,705,464.50 through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, in connection with the exercise of option rights granted to any employee of Chubb or a subsidiary, and any consultant, director, or other person providing services to Chubb or a subsidiary. Shareholders’ pre-emptive rights are excluded. These new registered shares may be issued at a price below the current market price. The Board of Directors shall specify the precise conditions of issue.

There are no provisions of Swiss law or Chubb’s Articles of Association which impose any limitation on the rights of its shareholders to hold or vote common shares by reason of their not being residents of Switzerland.
Voting Rights
Each share is entitled to one vote subject to certain limitations. Shareholders of record have the right to grant their voting proxy directly to the independent proxy or to grant a written proxy to any person, who does not need to be a shareholder, or to vote in person at the shareholders’ meeting (Chubb’s supreme body). The independent proxy is obliged to exercise the voting rights granted by shareholders in accordance with shareholder instructions.
Under Chubb’s Articles of Association, resolutions generally require the approval of a simple majority of the votes cast at the shareholders’ meeting (not counting abstentions, broker non-votes, or blank or invalid ballots). Shareholders resolutions requiring a vote by simple majority include certain amendments to Chubb’s Articles of Association; elections of directors, the Compensation Committee and the Chairman; election of the statutory auditors; approval of the annual report, management report and the consolidated financial statements; approval of the report on non-financial matters; setting the annual dividend; approval of the compensation of the Board of Directors and Chubb’s executive management; and the decision to discharge directors from liability for matters disclosed to the shareholders’ meeting.
The approval of at least two-thirds of the votes represented at a shareholders’ meeting is required for resolutions with respect to the:
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change of the company purpose;

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consolidation of shares, to the extent consent of all shareholders concerned is not required;

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an increase of capital out of equity, against contribution in kind, or by offsetting against a claim and the granting of special benefits;

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the limitation or withdrawal of pre-emptive rights;

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introduction of contingent capital or a capital band;

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conversion of participation certificates to shares;

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restriction on the transferability of registered shares;

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creation of shares with privileged voting rights;

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change of the currency of the share capital;

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introduction of the casting vote of the Chairman of the General Meeting;

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delisting of the Company’s shares or other equity instruments;

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change of the domicile of the Company;

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introduction of an arbitration clause in the Articles of Association;

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dissolution of the Company;

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merger, de-merger or conversion of the Company (subject to mandatory law);

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alleviating or withdrawal of restrictions upon the transfer of registered shares;

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conversion of registered shares into bearer shares;

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dismissal of the members of the Board of Directors according to art. 705 para. 1 of the Swiss Code of Obligations; and

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amendment or elimination of the provisions of Article 8, Article 15 and Article 16 of the Articles of Association as well as those contained in Article 17.

Except as noted below, Chubb’s Articles of Association confer on the holders of shares equal rights, including equal voting and equal financial rights, with each share giving the right to one vote at Chubb’s shareholders’ meetings.
To be able to exercise voting rights, holders of the shares must apply to Chubb for enrollment in its share register (Aktienregister) as shareholders with voting rights. Purchasers of shares will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in Chubb’s share register as shareholders with voting rights. As discussed under “Transfer of Shares,” registration with voting rights has some restrictions.
Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees. Registered holders of shares may obtain the form of declaration, which is needed for an application for enrollment in Chubb’s share register, from Chubb’s transfer agent. Cede & Co., as nominee of The Depository Trust Company, or DTC, will make such declaration with respect to shares held in “street name.”
Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee.
Failing registration as shareholders with voting rights, registered shareholders may not participate in or vote at Chubb’s shareholders’ meetings, but will be entitled to dividends, any applicable preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting. However, Chubb’s common shares that are beneficially held do not need to be re-registered into the name of the beneficial owners in order to vote.
Notwithstanding the above, if and so long as the Controlled Shares (as defined below) of any individual or legal entity constitute ten percent or more of the registered share capital recorded in the commercial register, such individual or legal entity shall be entitled to cast votes at any ordinary or extraordinary shareholders’ meeting in the aggregate equal to the number (rounded down to the nearest whole number) obtained from following formula: (T ÷ 10) - 1, where “T” is the aggregate number of votes conferred by all the registered share capital recorded in the commercial register. “Controlled Shares” are all shares of Chubb directly, indirectly or constructively owned or beneficially owned by such individual or entity.
Chubb’s common shares have noncumulative voting rights, which means that the holders of a majority of its common shares cast may elect all of its directors, and, in this event, the holders of the remaining shares will not be able to elect any directors. Chubb’s directors are elected for one-year terms. Directors may be removed without cause at any time and with immediate effect by resolution of the shareholders at an ordinary or extraordinary shareholders’ meeting.
Dividend Rights
Under Swiss law, shareholders must approve in advance dividend distributions, though the determination of the record and payment dates may be delegated to the Board of Directors. In order to maintain the practice of quarterly dividends that Chubb established many years ago prior to becoming a Swiss company, Chubb asks its shareholders annually to approve an annual dividend distribution which may be paid in one or more installments on dates determined by its Board of Directors.
Although dividend distributions are approved by shareholders as denominated in Swiss francs, payments of such dividend distributions to shareholders are made in U.S. dollars. To limit shareholder exposure to fluctuations in the U.S. dollar/Swiss franc exchange rate, the per share amount of each installment is either defined in U.S. dollars or paid pursuant to a formula which ensures that the U.S. dollar amount of such installment remains constant through appropriate adjustment of the Swiss francs amount, in each case subject to a cap expressed in Swiss francs that is approved by shareholders.
Under Swiss law, dividends (other than through reductions in par value) may be paid out only if the corporation has sufficient distributable profits from previous financial years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. The board of directors of a Swiss corporation may propose that a dividend be paid, but cannot itself authorize the dividend independently from a shareholders’ authorization of a maximum amount. The company auditors must confirm that the dividend proposal of the Board of Directors conforms with statutory law and the articles of association. Prior to the distribution of dividends, five percent of the annual profits must be allocated to the statutory earnings reserves until the amount of statutory earnings reserves, together with statutory capital reserves, has reached twenty percent of the paid-in nominal share capital. Chubb’s Articles of Association can provide for higher statutory reserves or for the creation of further reserves setting forth their purpose and use. Once this level has been reached and maintained, the shareholders’ meeting may approve a distribution of each year’s profit within the framework of applicable legal requirements. Unless otherwise resolved, dividends are usually due and payable immediately after the shareholders’ resolution relating to the allocation of profits has been passed. Distributions in the form of a par value reduction must also be approved by shareholders, require confirmation by an audit expert that the creditors’ claims are fully covered and are subject to a special procedure in which creditors may ask to be satisfied or secured before payment of the distribution.
To the extent Chubb pays distributions in the form of par value reductions or dividends from its qualifying capital contribution reserves, they will not be subject to Swiss withholding tax under current law. Dividends are generally subject to a Swiss withholding tax, currently at a rate of 35 percent; however, payment of a dividend in the form of a par value reduction or qualifying capital contribution reserve reduction is not subject to Swiss withholding tax. The United States and Switzerland concluded a double taxation agreement that should entitle United States security holders who are tax residents in the United States to claim a refund of Swiss withholding tax levied on dividends. For any dividends that are subject to Swiss withholding tax, the double taxation treaty provides for a refund of 20 percent of total 35 percent (non-refundable withholding tax:15 percent) if the shareholder has less than 10 percent of the nominal share capital. If the shareholder is a United States tax resident corporation owning at least 10 percent of the share capital, the non-refundable portion is 5 percent.
Duration, Liquidation and Merger
Chubb’s Articles of Association do not limit its duration as a legal entity.
Chubb may be dissolved by way of liquidation at any time by a shareholders’ resolution passed by at least two-thirds of the votes represented at a shareholders meeting. By a shareholders’ resolution passed by the same majority, Chubb may also be dissolved without liquidation in certain cases (for example in a merger where Chubb is not the surviving entity). Dissolution by court order is possible if Chubb becomes bankrupt, or for good cause if shareholders holding at least 10 percent of the share capital so request to the court.
Under Swiss law, unless otherwise provided for in the articles of association, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held. The amount of this surplus, to the extent it is not a repayment of the nominal value of the shares, is subject to Swiss Federal Withholding Tax. According to an applicable double tax treaty between Switzerland and the tax resident country of the shareholder or if the shareholder is domiciled in Switzerland, a partial or full refund of the Swiss withholding tax may be possible under certain conditions.

Preemptive Rights
Under Swiss law, any increase of Chubb’s share capital, whether for cash or non-cash consideration, requires prior shareholder approval or authorization. Shareholders of a Swiss corporation have preemptive rights to subscribe for new issues of shares, warrants, convertible bonds, or similar debt instruments with option rights in proportion to the nominal amount of shares held. A resolution adopted at a shareholders’ meeting by a two-thirds majority vote can, however, limit or withdraw such preemptive rights.
Transfer of Shares
The registered shares are evidenced by way of share certificates or in book-entry form only. Subject to the requirements of any stock exchange on which Chubb’s shares are listed, shareholders do not have a statutory right to demand printing or delivery of share certificates or a conversion of the form of the shares. However, any shareholder may request the issuance of a share certificate evidencing ownership of shares free of charge. Registered shares evidenced in a share certificate are transferred by delivery to the acquirer combined with an endorsement or a written assignment attached to it. Registered shares not represented by a share certificate may only be transferred by way of written assignment. To be valid, Chubb must be notified of the assignment. The right to vote and other rights associated with the common shares (other than financial rights) may only be exercised by a shareholder who is registered in the share register as shareholder with voting rights.
Entry of acquirers of registered shares as shareholders with voting rights in the share register may be refused based on the following grounds:
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No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 14 of Chubb’s Articles of Association) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register, with respect to such excess shares only, as shareholders without voting rights;

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The limit of 10 percent of the registered share capital also applies to the subscription for, or acquisition of, registered shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by Chubb or third parties, as well as by means of exercising purchased pre-emptive rights arising from either registered or bearer shares. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register with respect to such excess shares only as shareholders without voting rights;

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The Board of Directors shall reject entry of holders of registered shares as shareholders with voting rights in the share register or shall decide on their deregistration as shareholders with voting rights when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

The Board of Directors may record nominees in Chubb’s share register as shareholders with the right to vote without limitation when the nominee undertakes the obligation to disclose at any time to Chubb at its written request the names, addresses and share holdings of each person for whom such nominee is holding shares. Beneficial owners of shares who hold their shares through nominees exercise their rights through the intermediation of such nominees.
Change of Control
Registration and Voting Rights Restrictions.   Chubb’s Articles of Association limit the right of an acquirer to be registered as shareholder with voting rights and the right of its shareholders to exercise their voting rights. See “Transfer of Shares” and “Voting Rights.”
Limitations Affecting Shareholders
Squeeze-Out Merger — The Swiss Federal Merger Act allows a squeeze-out of minority shareholders by way of a squeeze-out merger. To the extent that the shareholders holding at least 90 percent of the shares outstanding of the target company consent, the target company can be merged into the surviving company and the minority shareholders or the target company can be cashed out instead of receiving shares in the surviving company.
Ownership of Shares by Non-Swiss Persons — Except for the limitation on voting rights described above applicable to shareholders generally, there is no limitation under Swiss law or Chubb’s Articles of Association on the right of non-Swiss residents or nationals to own or vote Chubb shares. Shareholders intending to acquire or hold a qualifying participation in Chubb’s shares may be subject to applicable local insurance regulations.
Exchange Control — Under current Swiss exchange control regulations, there are no limitations on the amount of payments that may be remitted by a Swiss company to non-residents, other than under government sanctions imposed on certain countries and on persons or organizations with links to such countries or terrorist links.
Insurance Regulatory Provisions Concerning Change or Acquisition of Control — Insurance regulatory authorities with jurisdiction over Chubb’s insurance and reinsurance subsidiaries may require prior approval for the acquisition or a change of control of one or more of those subsidiaries. In many cases, accumulating significantly less than a majority of Chubb’s shares may be deemed to be an acquisition or a change of control of one or more of Chubb’s regulated insurance or reinsurance subsidiaries. For example, the discussion below describes significant insurance regulatory provisions in the United States that may affect the accumulation of Chubb’s shares. Laws of some jurisdictions outside the United States in which one or more of our existing subsidiaries are, or a future subsidiary may be, organized or domiciled also contain regulatory change of control and other share transfer restrictions, including some that apply comparable ownership thresholds. The extent of insurance regulation impacting acquisition or a change of control varies significantly among non-U.S. jurisdictions in which Chubb conducts business.
Some of Chubb’s insurance and reinsurance subsidiaries are domiciled under the respective insurance laws of the states of Connecticut, Delaware, Georgia, Illinois, Indiana, Iowa, New Jersey, New York, Pennsylvania and Texas in the United States and are subject to all 50 states’ laws governing insurance companies. The insurance laws in these states contain generally similar provisions to the effect that the acquisition or change of “control” of a domestic insurer or of any person that controls a domestic insurer (such as Chubb, as the ultimate parent company) cannot be consummated without the prior approval of the relevant insurance regulator. In general, a presumption of “control” arises from the ownership, control, possession with the power to vote or possession of proxies regarding 10 percent or more of the voting securities of a domestic insurer or of a person that controls a domestic insurer. Because a person acquiring 10 percent or more of Chubb’s Common Shares would indirectly control the same percentage of the stock of Chubb’s U.S. insurance and reinsurance subsidiaries, the insurance change of control laws of various U.S. jurisdictions would likely apply to such a transaction. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company must generally file with the relevant insurance regulatory authority a statement relating to the acquisition of control containing certain information required by statute and published regulations and provide a copy of such statement to the domestic insurer.
In addition, many states’ insurance laws contain provisions that require pre-acquisition notification to state insurance regulators of a change in control of a non-domestic insurance company licensed to do business in that state. While these pre-acquisition notification statutes do not authorize the state agency to disapprove the change of control, these statutes do authorize remedies, including the issuance of an order requiring the non-domestic licensed insurer to cease and desist from doing business in the state with respect to certain lines of business where the acquisition would lead to undue market concentration.
Further, many states’ insurance laws contain provisions that require any controlling person of a domestic insurer that is seeking to divest its controlling interest in the domestic insurer, in any manner, to file with the insurance regulatory authorities, with a copy to the insurer, confidential notice of its proposed divestiture at least 30 days prior to the cessation of control. The insurance regulatory authorities may then determine those instances in which the party seeking to divest its controlling interest will be required to file for and obtain approval for the transaction.

Any future transactions involving the acquisition of 10 percent or more of Chubb’s outstanding shares would generally require, and any future transactions involving a disposition of Chubb’s outstanding shares that would constitute a divestiture of a controlling interest in Chubb (for example, by reducing a person’s ownership below 10 percent of Chubb’s outstanding shares) may require, prior approval by the state insurance departments of the states mentioned above or by certain regulators of other relevant jurisdictions around the world. Similarly, they would generally require the pre-acquisition notification in those jurisdictions that have adopted pre-acquisition notification provisions and may generally require the pre-disposition notification in those jurisdictions that adopt pre-disposition notification provisions. These requirements may deter, delay or prevent transactions affecting the ownership of Chubb’s shares by persons seeking to own more than 10 percent of its outstanding shares, or exceeding other relevant thresholds under applicable insurance regulations.
DESCRIPTION OF CHUBB INA DEBT SECURITIES AND CHUBB GUARANTEE
The following description of the Chubb INA debt securities and the Chubb guarantee sets forth the material terms and provisions of the Chubb INA debt securities and the Chubb guarantee to which any prospectus supplement may relate. The Chubb INA senior debt securities are to be issued under an indenture, referred to in this prospectus as the Chubb INA senior indenture, among Chubb INA, Chubb and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of August 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Chubb INA subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the Chubb INA subordinated indenture, among Chubb INA, Chubb and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated December 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Chubb INA senior indenture and the Chubb INA subordinated indenture are sometimes referred to herein collectively as the Chubb INA indentures and each individually as a Chubb INA indenture. The specific terms applicable to a particular issuance of Chubb INA debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.
The following is a summary of the material terms and provisions of the Chubb INA indentures, the Chubb INA debt securities and the Chubb guarantee. You should refer to the Chubb INA indentures and the Chubb INA debt securities for complete information regarding the terms and provisions of the Chubb INA indentures, the Chubb INA debt securities and the Chubb guarantee. The Chubb INA indentures are substantially identical, except for the covenants of Chubb INA and Chubb and provisions relating to subordination.
General
The Chubb INA indentures do not limit the aggregate principal amount of Chubb INA debt securities which Chubb INA may issue. Chubb INA may issue Chubb INA debt securities under the Chubb INA indenture from time to time in one or more series. The Chubb INA indentures do not limit the amount of other indebtedness or Chubb INA debt securities, other than secured indebtedness which Chubb, Chubb INA or their respective subsidiaries may issue.
Unless otherwise set forth in the applicable prospectus supplement, the Chubb INA senior debt securities will be unsecured obligations of Chubb INA and will rank equally with all of its other unsecured and unsubordinated indebtedness. Unless otherwise set forth in the applicable prospectus supplement, the Chubb INA subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Chubb INA’s senior indebtedness, which term includes Chubb INA senior debt securities, as described below under “Subordination of Chubb INA Subordinated Debt Securities.” The Chubb INA subordinated debt securities of any series issued to a Chubb Trust will rank equally with each other series of Chubb INA subordinated debt securities issued to other Chubb Trusts.
Because Chubb INA is a holding company, its rights and the rights of its creditors, including you as a holder of Chubb INA debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Chubb INA is a creditor of the subsidiary. The rights of creditors of Chubb INA, including you as a holder of Chubb INA debt securities, to participate in the distribution of stock owned by Chubb INA in its subsidiaries, including Chubb INA’s insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.
If Chubb INA subordinated debt securities are issued to a Chubb Trust in connection with the issuance of securities by that Chubb Trust, those Chubb INA subordinated debt securities may subsequently be distributed pro rata to the holders of the securities of the Chubb Trust under the dissolution of that Chubb Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of Chubb INA subordinated debt securities will be issued to a Chubb Trust in connection with the issuance of securities by that Chubb Trust.
The applicable prospectus supplement will describe the following terms of the offered Chubb INA debt securities:
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the title of the series;

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any limit on the aggregate principal amount;

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the principal payment dates;

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the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Chubb INA debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

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the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

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the interest payment dates and regular record dates;

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whether and under what circumstances Chubb INA will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Chubb INA debt securities and, if so, whether and on what terms Chubb will have the option to redeem the Chubb INA debt securities in lieu of paying these additional amounts;

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the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Chubb INA debt securities will be payable, where any of the Chubb INA debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Chubb INA debt securities may be surrendered for conversion or exchange;

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whether any of the Chubb INA debt securities are to be redeemable at the option of Chubb INA and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Chubb INA;

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whether Chubb INA will be obligated to redeem or purchase any of the Chubb INA debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the Chubb INA debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Chubb INA debt securities redeemed or purchased;

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if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Chubb INA debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Chubb INA debt securities to be issued in bearer form will be issuable;

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whether the Chubb INA debt securities will be convertible into other securities of Chubb INA and/or exchangeable for securities of Chubb or other issuers and, if so, the terms and conditions upon which the Chubb INA debt securities will be convertible or exchangeable;

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if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Chubb INA debt securities that will be payable upon declaration of acceleration of the maturity of the Chubb INA debt securities;

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if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Chubb INA debt securities will be payable;

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whether the principal of, any premium or interest on or any additional amounts on the Chubb INA debt securities will be payable, at the election of Chubb INA or you, in a currency other than that in which the Chubb INA debt securities are stated to be payable and the dates and other terms upon which this election may be made;

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any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Chubb INA debt securities;

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whether the Chubb INA debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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whether the Chubb INA debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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in the case of Chubb INA subordinated debt securities issued to a Chubb Trust, the terms and conditions of any obligation or right of Chubb INA or you to convert or exchange the Chubb INA subordinated debt securities into preferred securities of that Chubb Trust;

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in the case of Chubb INA subordinated debt securities issued to a Chubb Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to Chubb’s guarantee of the preferred securities of that Chubb Trust;

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in the case of Chubb INA subordinated debt securities, the relative degree, if any, to which the Chubb INA subordinated debt securities of the series and the related Chubb guarantee will be senior to or be subordinated to other series of Chubb INA subordinated debt securities and the related Chubb guarantee(s) or other indebtedness of Chubb INA or Chubb, as the case may be, in right of payment, whether the other series of Chubb INA subordinated debt securities or other indebtedness is outstanding or not;

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any deletions from, modifications of or additions to the events of default or covenants of Chubb INA or Chubb with respect to the Chubb INA debt securities;

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whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Chubb INA debt securities;

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whether any of the Chubb INA debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Chubb INA debt securities to be authenticated and delivered; and

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any other terms of the Chubb INA debt securities and any other deletions from or modifications or additions to the applicable Chubb INA indenture in respect of the Chubb INA debt securities. (Section 3.1).

Chubb INA will have the ability under the Chubb INA indentures to reopen a previously issued series of Chubb INA debt securities and issue additional Chubb INA debt securities of that series or establish additional terms of that series. Chubb INA is also permitted to issue Chubb INA debt securities with the same terms as previously issued Chubb INA debt securities. (Section 3.1)
Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Chubb INA debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Chubb INA for this purpose. Interest on Chubb INA debt securities issued in registered form:
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may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

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will be payable on any interest payment date to the persons in whose names the Chubb INA debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Chubb INA will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Chubb INA is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Chubb INA debt securities are payable.
Unless otherwise set forth in the applicable prospectus supplement, you may present the Chubb INA debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Chubb INA or the security registrar, or exchange for other Chubb INA debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Chubb INA for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Chubb INA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Chubb INA is not required to:
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issue, register the transfer of, or exchange, Chubb INA debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Chubb INA debt securities and ending at the close of business on the day of mailing; or

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register the transfer of or exchange any Chubb INA debt security selected for redemption, in whole or in part, except the unredeemed portion of any Chubb INA debt security being redeemed in part. (Section 3.5)

Chubb INA has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Chubb INA will be named in the applicable prospectus supplement. At any time, Chubb INA may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Chubb INA is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Chubb INA debt securities are payable. (Section 10.2)
Unless otherwise set forth in the applicable prospectus supplement, Chubb INA will only issue the Chubb INA debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the Chubb INA debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.
The Chubb INA debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Chubb INA debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Chubb INA debt securities is payable, or if any Chubb INA debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “— Covenants Applicable to Chubb INA Senior Debt Securities — Limitation on Liens on Stock of Designated Subsidiaries,” the Chubb INA indentures do not contain any provisions that would limit the ability of Chubb INA to incur indebtedness or that would afford holders of Chubb INA debt securities protection in the event of a sudden and significant decline in the credit quality of Chubb INA or Chubb, or a takeover, recapitalization or highly leveraged or similar transaction involving Chubb INA or Chubb. Accordingly, Chubb INA or Chubb could in the future enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.
Chubb Guarantee
Chubb will fully and unconditionally guarantee all payments on the Chubb INA debt securities. Unless otherwise set forth in the applicable prospectus supplement, Chubb’s guarantee of the Chubb INA senior debt securities will be an unsecured obligation of Chubb and will rank equally with all of its other unsecured and unsubordinated indebtedness. Chubb’s guarantee of the Chubb INA subordinated debt securities will be an unsecured obligation of Chubb, subordinated in right of payment to the prior payment in full of all Chubb senior indebtedness. Chubb’s guarantee of the Chubb INA subordinated debt securities issued to a Chubb Trust will rank equally with Chubb’s guarantee of each other series of Chubb subordinated debt securities issued to other Chubb Trusts.
Since Chubb is a holding company, its rights and the rights of its creditors, including you as a holder of the Chubb INA debt securities who would be a creditor of it by virtue of its guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that Chubb may be a creditor of the subsidiary. The right of Chubb’s creditors, including you, to participate in the distribution of the stock owned by Chubb in some of its subsidiaries, including Chubb’s insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.
Conversion and Exchange
The terms, if any, on which Chubb INA debt securities are convertible into or exchangeable for, either mandatorily, at your option or at Chubb INA’s option, common shares of Chubb or other securities, whether or not issued by Chubb, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Payments of Additional Amounts
Chubb will make all payments on Chubb INA debt securities without withholding of any present or future taxes or governmental charges of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, unless Chubb is required to do so by applicable law or regulation.
If Chubb is required to withhold amounts, it will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you after the withholding will not be less than the same amount provided for in the Chubb INA debt security and the applicable Chubb INA indenture.
Chubb will not be required to pay any additional amounts for:
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any tax or governmental charge which would not have been imposed but for the fact that you:

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were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Chubb INA debt security;

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presented the Chubb INA debt security for payment in the relevant taxing jurisdiction, unless the Chubb debt security could not have been presented for payment elsewhere; or

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presented the Chubb INA debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the Chubb debt security for payment within the 30-day period;

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any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

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any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by Chubb:

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to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

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to make any claim or satisfy any information or reporting requirement, which in either case is required by the relevant taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

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any combination of the above items.

In addition, Chubb will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Chubb debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Chubb debt security. (Section 10.4)
Global Securities
The Chubb INA debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Chubb INA debt security will be shown on, and transfers of the Chubb INA debt securities will be effected only through, records maintained by the depositary and its participants as described below.
The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Option to Extend Interest Payment Date
If and as set forth in the applicable prospectus supplement, Chubb INA will have the right, at any time and from time to time during the term of any series of Chubb INA subordinated debt securities issued to a Chubb Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus as an extension period. However, no extension period may extend beyond the stated maturity of the Chubb INA subordinated debt securities. U.S. Federal income tax consequences and other considerations applicable to the Chubb INA subordinated debt securities will be described in the applicable prospectus supplement. (Section 3.11 of the Chubb INA subordinated indenture)
Covenants Applicable to Chubb INA Senior Debt Securities
Limitation on Liens on Stock of Designated Subsidiaries
Under the Chubb INA senior indenture, each of Chubb INA and Chubb will covenant that, so long as any Chubb INA senior debt securities are outstanding, it will not, nor will it permit any subsidiary to create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Chubb INA and Chubb concurrently provide that the Chubb INA senior debt securities and, if Chubb INA and Chubb elect, any other indebtedness of Chubb INA that is not subordinate to the Chubb INA senior debt securities and with respect to which the governing instruments require, or pursuant to which the Chubb INA is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured. (Section 10.5 of the Chubb INA senior indenture)
The term “designated subsidiary” means any present or future consolidated subsidiary of Chubb, the consolidated net worth of which constitutes at least 5 percent of Chubb’s consolidated net worth. (Section 1.1 of the Chubb INA senior indenture)
For purposes of the Chubb INA indentures, the term “indebtedness” means, with respect to any person:
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the principal of and any premium and interest on:

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indebtedness for money borrowed and

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indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

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all capitalized lease obligations;

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all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

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all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

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all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

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all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

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any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1)

Limitations on Disposition of Stock of Designated Subsidiaries
The Chubb INA senior indenture also provides that, so long as any Chubb INA senior debt securities are outstanding and except in a transaction otherwise governed by the Chubb INA indentures, neither Chubb INA nor Chubb will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Chubb INA will not permit any designated subsidiary to issue, other than to Chubb INA or Chubb, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, Chubb would own, directly or indirectly, less than 80 percent of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.
However, Chubb INA may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Chubb INA’s board or if required by law or regulation. Chubb INA or Chubb, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of Chubb, the shares of capital stock of which Chubb owns at least 80 percent or, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Chubb INA’s or Chubb’s board. (Section 10.6 of the Chubb INA senior indenture)
Covenants Applicable to Chubb INA Subordinated Debt Securities Issued to a Chubb Trust
Each of Chubb INA and Chubb will also covenant, as to each series of Chubb INA subordinated debt securities issued to a Chubb Trust in connection with the issuance of preferred securities and common securities by that Chubb Trust, that it will not, and will not permit any of its subsidiaries to:
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declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of Chubb INA or Chubb, as the case may be, or

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make any payment on or repay, repurchase or redeem any debt security of Chubb INA or Chubb that ranks junior in interest to the Chubb INA subordinated debt securities or the related Chubb guarantee, as the case may be, or make any payments with respect to any guarantee by Chubb INA or Chubb, as the case may be, of the debt securities of any subsidiary of Chubb INA or Chubb, as the case may be, if the guarantee ranks junior in interest to the Chubb INA subordinated debt securities or the related Chubb guarantee, as the case may be, other than:

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dividends or distributions on the capital stock of Chubb INA paid or made to Chubb and dividends or distributions in common stock of Chubb INA or common shares of Chubb, as the case may be;

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redemptions or purchases of any rights outstanding under a shareholder rights plan of Chubb INA or Chubb, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;

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payments under any preferred securities guarantee; and

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purchases of common stock or common shares related to the issuance of common stock or common shares under any of Chubb INA’s or Chubb’s benefit plans for its directors, officers or employees if at that time:

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any event of which Chubb INA or Chubb has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which Chubb INA or Chubb, as the case may be, shall not have taken reasonable steps to cure shall have occurred,

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Chubb shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to the related preferred securities or

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Chubb INA shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing. (Section 10.9 of the Chubb INA subordinated indenture)

If Chubb INA subordinated debt securities are issued to a Chubb Trust in connection with the issuance of preferred securities and common securities of the Chubb Trust, for so long as the Chubb INA subordinated debt securities remain outstanding, Chubb INA will also covenant:
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to maintain, directly or indirectly, 100 percent ownership of the common securities of the Chubb Trust;

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not to voluntarily dissolve, wind-up or liquidate the Chubb Trust, except in connection with the distribution of Chubb INA subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Chubb Trust, the redemption of all of the preferred securities and common securities of the Chubb Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Chubb Trust; and

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to use its reasonable efforts, to cause the Chubb Trust to remain classified as a grantor trust for U.S. Federal income tax purposes. (Section 10.9 of the Chubb INA subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets
Each Chubb INA indenture provides that Chubb INA and Chubb may not:
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consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or

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permit any person to consolidate or amalgamate with or merge into Chubb INA or Chubb, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Chubb INA or Chubb, respectively, unless:
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in the case of Chubb INA, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

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in the case of Chubb, the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda, the Cayman Islands or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

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the surviving entity expressly assumes, the payment of all amounts on all of the Chubb INA or Chubb debt securities and the performance of Chubb INA’s or Chubb’s obligations under the Chubb INA indenture and the Chubb INA debt securities or Chubb indenture and Chubb debt securities;

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the surviving entity provides for conversion or exchange rights in accordance with the provisions of the Chubb debt securities of any series that are convertible or exchangeable into common shares or other securities;

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immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Chubb INA or Chubb or a subsidiary as a result of the transaction as having been incurred by Chubb INA or Chubb or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Sections 8.1 and 8.3); and

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either Chubb or the successor issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and any supplemental indenture if so required, complies with the provisions of the indenture and that all conditions precedent provided therein relating to such transaction have been complied with.

Events of Default
Each of the following events will constitute an event of default under each Chubb INA indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
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default in the payment of any interest on, or any additional amounts payable with respect to, any Chubb INA debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

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default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Chubb INA debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

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default in the deposit of any sinking fund payment, when due;

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default in the performance, or breach, of any covenant or warranty of Chubb INA or Chubb for the benefit of the holders of the Chubb INA debt securities, and the continuance of this default or breach for a period of 60 days after Chubb INA has received written notice from the holders;

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if any event of default under a mortgage, indenture or instrument under which Chubb or Chubb INA may issue, or by which Chubb or Chubb INA may secure or evidence, any indebtedness, including an event of default under any other series of Chubb INA debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Chubb INA has received written notice;

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Chubb INA or Chubb shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

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bankruptcy, insolvency or reorganization of Chubb INA or Chubb; and

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any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)

If an event of default with respect to the Chubb INA debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25 percent in principal amount of the outstanding Chubb INA debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Chubb INA debt securities, of all outstanding Chubb INA debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of Chubb INA subordinated debt securities issued to a Chubb Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25 percent in liquidation amount of the outstanding preferred securities of the Chubb Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Chubb INA debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of Chubb INA subordinated debt securities issued to a Chubb Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the Chubb Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Chubb INA debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)
Each Chubb INA indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Chubb INA debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Chubb INA debt security, the trustee may withhold this notice if and so long as the Board of Directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)
If an event of default occurs and is continuing with respect to the Chubb INA debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Chubb INA debt securities by all appropriate judicial proceedings. (Section 5.3) Each Chubb INA indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Chubb INA indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Chubb INA debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Chubb INA debt securities of the series. (Section 5.12)
If an event of default with respect to a series of Chubb INA subordinated debt securities issued to a Chubb Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related Chubb INA subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the Chubb Trust may institute directly a legal proceeding against Chubb INA or Chubb, pursuant to the Chubb guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related Chubb INA subordinated debt securities having a principal amount equal to the liquidation amount of the holder’s related preferred securities, referred to in this prospectus as a direct action. (Section 5.8 of the Chubb INA subordinated indenture) Chubb INA and Chubb may not amend the Chubb INA subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the Chubb Trust. (Section 9.2 of the Chubb INA subordinated indenture) If the right to bring a direct action is removed, the applicable Chubb Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each of Chubb INA and Chubb will have the right under the Chubb INA subordinated indenture to set-off any payment made to a holder of preferred securities by Chubb INA or Chubb, as the case may be, in connection with a direct action. (Section 3.12 of the Chubb INA subordinated indenture)
The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related Chubb INA subordinated debt securities.

Modification and Waiver
Chubb INA, Chubb and the trustee may modify or amend either Chubb INA indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Chubb INA debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:
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change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Chubb INA debt security;

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reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Chubb INA debt security;

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change the obligation of Chubb INA or Chubb to pay additional amounts with respect to any Chubb INA debt security;

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reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

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change the redemption provisions of any Chubb INA debt security or adversely affect the right of repayment at the option of any holder of any Chubb INA debt security;

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change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Chubb INA debt security is payable;

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Chubb INA debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

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reduce the percentage in principal amount of the outstanding Chubb INA debt securities, the consent of whose holders is required in order to take specific actions;

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reduce the requirements for quorum or voting by holders of Chubb INA debt securities;

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modify any of the provisions relating to the subordination of the Chubb INA debt securities or the Chubb guarantee in a manner adverse to the holders of Chubb INA subordinated debt securities;

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modify or effect in any manner adverse to the holders of Chubb INA debt securities the terms and conditions of the obligations of Chubb in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Chubb INA debt securities;

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modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Chubb INA debt securities, except to increase any percentage vote required or to provide that other provisions of the Chubb INA indenture cannot be modified or waived without the consent of the holder of each Chubb INA debt security affected by the modification or waiver;

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make any change that adversely affects the right to convert or exchange any Chubb INA debt security into or for other securities of Chubb INA, Chubb or other securities, cash or property in accordance with its terms; or

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modify any of the above provisions. (Section 9.2)

In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Chubb INA subordinated indenture in any manner which might terminate or impair the subordination of the Chubb INA subordinated debt securities to senior indebtedness or the subordination of the related Chubb guarantee to Chubb senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the Chubb senior indebtedness, respectively. (Section 9.7 of the Chubb INA subordinated indenture)

Chubb INA, Chubb and the trustee may modify or amend either Chubb INA indenture and the Chubb INA debt securities of any series without the consent of any holder in order to, among other things:
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provide for a successor to Chubb INA or Chubb pursuant to a consolidation, amalgamation, merger or sale of assets;

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add to the covenants of Chubb INA or Chubb for the benefit of the holders of all or any series of Chubb INA debt securities or to surrender any right or power conferred upon Chubb INA or Chubb by the applicable Chubb INA indenture;

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provide for a successor trustee with respect to the Chubb INA debt securities of all or any series;

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cure any ambiguity or correct or supplement any provision in either Chubb INA indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Chubb INA indenture which will not adversely affect the interests of the holders of Chubb INA debt securities of any series;

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change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Chubb INA debt securities under either Chubb INA indenture;

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add any additional events of default with respect to all or any series of Chubb INA debt securities;

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secure the Chubb INA debt securities;

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provide for conversion or exchange rights of the holders of any series of Chubb INA debt securities; or

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make any other change that does not materially adversely affect the interests of the holders of any Chubb INA debt securities then outstanding under the applicable Chubb INA indenture. (Section 9.1)

The holders of at least a majority in principal amount of the outstanding Chubb INA debt securities of any series may, on behalf of the holders of all Chubb INA debt securities of that series, waive compliance by Chubb INA and Chubb with specified covenants of the applicable Chubb INA indenture. (Section 10.8 of the Chubb INA senior indenture; Section 10.6 of the Chubb INA subordinated indenture) The holders of not less than a majority in principal amount of the outstanding Chubb INA debt securities on behalf of the holders of all Chubb INA debt securities of that series and, in the case of any Chubb INA subordinated debt securities issued to a Chubb Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the Chubb Trust, may waive any past default and its consequences with respect to the Chubb INA debt securities of that series, except a default:
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in the payment of principal, any premium or interest on or any additional amounts with respect to Chubb INA debt securities of the series; or

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in respect of a covenant or provision of the applicable Chubb INA indenture that cannot be modified or amended without the consent of the holder of each outstanding Chubb INA debt security of any series affected. (Section 5.13)

Under each Chubb INA indenture, each of Chubb INA and Chubb must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Chubb INA indenture. Each of Chubb INA and Chubb is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Chubb INA indenture or the Chubb INA debt securities of any series. (Sections 10.9 and 10.10 of the Chubb INA senior indenture; Sections 10.7 and 10.8 of the Chubb INA subordinated indenture)
Discharge, Defeasance and Covenant Defeasance
Chubb INA or Chubb may discharge their payment obligations on the Chubb INA debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Chubb INA indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Chubb INA debt securities, which we refer to as covenant defeasance.

Chubb INA or Chubb may only do this if, among other things,
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the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Chubb INA indenture or any other material agreement or instrument to which Chubb INA or Chubb is a party or by which either of them is bound,

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no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Chubb INA debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date and

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Chubb INA or Chubb has delivered to the trustee an opinion of counsel to the effect that the you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Chubb, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable Chubb indenture. (Section 4.2)

Subordination of Chubb INA Subordinated Debt Securities
The Chubb INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 16.1 of the Chubb INA subordinated indenture) Upon any payment or distribution of assets of Chubb INA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Chubb INA, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Chubb INA subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Chubb INA subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Chubb INA being subordinated to the payment of Chubb INA subordinated debt securities, which may be payable or deliverable in respect of the Chubb INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the Chubb INA subordinated indenture)
By reason of this subordination, in the event of liquidation or insolvency of Chubb INA, holders of senior indebtedness and holders of other obligations of Chubb INA that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Chubb INA subordinated debt securities.
Subject to the payment in full of all senior indebtedness, the rights of the holders of the Chubb INA subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Chubb INA applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Chubb INA subordinated debt securities have been paid in full. (Section 16.4 of the Chubb INA subordinated indenture)
No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Chubb INA subordinated debt securities may be made by Chubb INA if:
•
any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•
the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the Chubb INA subordinated indenture)

The Chubb INA subordinated indenture does not limit or prohibit Chubb INA from incurring additional senior indebtedness, which may include indebtedness that is senior to the Chubb INA subordinated debt securities, but subordinate to other obligations of Chubb INA. The Chubb INA senior debt securities will constitute senior indebtedness with respect to the Chubb INA subordinated debt securities.
The term “senior indebtedness” means, with respect to the Chubb INA subordinated debt securities of any particular series, all indebtedness of Chubb INA outstanding at any time, except:
•
the Chubb INA subordinated debt securities of that series;

•
indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Chubb INA subordinated debt securities;

•
indebtedness of Chubb INA to an affiliate of Chubb INA;

•
interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Chubb INA in a proceeding under federal or state bankruptcy laws;

•
trade accounts payable; and

•
any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to:

•
any Chubb Trust or

•
any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of Chubb or any affiliate of Chubb in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by Chubb pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantees described under “Description of the Preferred Securities Guarantees” below.

Senior indebtedness with respect to the Chubb INA subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the Chubb INA subordinated indenture)
The Chubb INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Chubb INA subordinated debt securities, may be changed prior to issuance of the applicable Chubb INA subordinated debt securities, which change would be described in the applicable prospectus supplement.
In the event that The Bank of New York Mellon Trust Company, N.A. is acting concurrently as trustee for each of the senior debt securities and the subordinated debt securities, it may be required to resign as trustee under one of the indentures if there is an event default under either indenture.
Subordination of Chubb Guarantee of Chubb INA Subordinated Debt Securities
The Chubb guarantee of Chubb INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all Chubb senior indebtedness. (Section 18.1 of the Chubb INA subordinated indenture) Upon any payment or distribution of assets of Chubb of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Chubb, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Chubb senior indebtedness will first be paid in full, or payment of the Chubb senior indebtedness provided for in money in accordance with its terms, before the holders of Chubb INA subordinated debt securities are entitled to receive or retain any payment from Chubb on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Chubb INA subordinated debt securities. This means that the holders of Chubb senior indebtedness shall be entitled to receive any payment or distribution by Chubb of any kind or character, including any payment or distribution which may be payable or deliverable by Chubb by reason of the payment of any other indebtedness of Chubb being subordinated to the payment of Chubb INA subordinated debt securities, which may be payable or deliverable by Chubb in respect of the Chubb INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the Chubb INA subordinated indenture)
By reason of this subordination, in the event of liquidation or insolvency of Chubb, holders of Chubb senior indebtedness and holders of other obligations of Chubb that are not subordinated to the Chubb senior indebtedness may recover more, ratably, than the holders of the Chubb INA subordinated debt securities.
Subject to the payment in full of all Chubb senior indebtedness, the rights of the holders of the Chubb INA subordinated debt securities under the Chubb guarantee will be subrogated to the rights of the holders of the Chubb senior indebtedness to receive payments or distributions of cash, property or securities of Chubb applicable to the Chubb senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Chubb INA senior debt securities have been paid in full. (Section 18.4 of the Chubb INA subordinated indenture)
No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Chubb INA subordinated debt securities of any series may be made by Chubb if:
•
any Chubb senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•
the maturity of any Chubb senior indebtedness has been accelerated because of a default. (Section 18.2 of the Chubb INA subordinated indenture)

The Chubb INA subordinated indenture does not limit or prohibit Chubb from incurring additional Chubb senior indebtedness, which may include indebtedness that is senior to the Chubb guarantee of the Chubb INA subordinated debt securities, but subordinate to other obligations of Chubb. The Chubb senior debt securities will constitute Chubb senior indebtedness with respect to the Chubb INA subordinated debt securities.
The term “Chubb senior indebtedness” means, with respect to the Chubb INA subordinated debt securities of any particular series, all indebtedness of Chubb outstanding at any time, except:
•
Chubb’s obligations under the Chubb guarantee in respect of the Chubb INA subordinated debt securities of that series;

•
indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with Chubb’s obligations under the Chubb guarantee in respect of the Chubb subordinated debt securities;

•
indebtedness of Chubb to an affiliate of Chubb;

•
interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Chubb in a proceeding under federal or state bankruptcy laws;

•
trade accounts payable;

•
Chubb’s obligations under the Chubb guarantee in respect of the Chubb INA subordinated debt securities initially issued to:

•
any Chubb Trust; or

•
any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of Chubb or any affiliate of Chubb in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by Chubb pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under “Description of Preferred Securities Guarantees” below; and

•
all preferred securities guarantees and all similar guarantees issued by Chubb on behalf of holders of preferred securities of a Chubb Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with Chubb which is a financing vehicle for Chubb or any affiliate of Chubb.

The Chubb INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Chubb INA subordinated debt securities, may be changed prior to the issuance of that series of Chubb INA subordinated debt securities, which change would be described in the applicable prospectus supplement.
New York Law to Govern
The Chubb INA indentures, the Chubb INA debt securities and the Chubb guarantee will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES
The following summary sets forth the material terms and provisions of the common share warrants which would be issued pursuant to a stock warrant agreement between Chubb and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.
General
The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:
•
the offering price, if any;

•
the designation and terms of the common shares purchasable upon exercise of the stock warrants;

•
if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•
the number of common shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•
the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•
a discussion of the material U.S. Federal income tax considerations;

•
any call provisions;

•
the currency in which the offering price, if any, and exercise price are payable;

•
the antidilution provisions of the stock warrants; and

•
any other terms of the stock warrants.

The common shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.
Exercise of Stock Warrants
The procedures for exercising stock warrants will be set forth in the applicable prospectus supplement.
Antidilution and Other Provisions
The exercise price payable, the number of common shares purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•
the issuance of a stock dividend to holders of common shares; and

•
a combination, subdivision or reclassification of common shares.

In lieu of adjusting the number of common shares purchasable upon exercise of each stock warrant, Chubb may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least one percent in the number of shares purchasable. Chubb may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Chubb will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of Chubb’s property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares into which your stock warrants were exercisable immediately prior to this event.
No Rights as Shareholders
You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of Chubb’s directors or any other matter, or to exercise any rights whatsoever as a shareholder.
DESCRIPTION OF PREFERRED SECURITIES
Each Chubb Trust will be governed by an amended and restated trust agreement, referred to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the Chubb Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms will be set forth in the applicable prospectus supplement. The terms of the Chubb Trust preferred securities will generally mirror the terms of the Chubb INA subordinated debt securities, which the Chubb Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The Chubb INA subordinated debt securities issued to a Chubb Trust will be guaranteed by Chubb on a subordinated basis and are referred to in this prospectus as the corresponding Chubb INA subordinated debt securities relating to that Chubb Trust.
The following is a summary of the material terms and provisions of each trust agreement and the preferred securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities.
Issuance, Status and Guarantee of Preferred Securities
The preferred securities will represent preferred beneficial interests in a Chubb Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable Chubb Trust. The preferred securities of each Chubb Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that Chubb Trust, except as described under “— Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding Chubb INA subordinated debt securities in trust for your benefit and for the benefit of the holder of the Chubb Trust’s common securities. In this prospectus, we refer to the common securities and the preferred securities of a Chubb Trust collectively as the “trust securities” of that Chubb Trust.
Chubb will guarantee, which we refer to in this prospectus as the preferred securities guarantee, the preferred securities. Under each preferred securities guarantee, Chubb will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related Chubb Trust has funds to make these payments. See “Description of Preferred Securities Guarantees.”

Distributions
Distributions on the preferred securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. (Section 4.1) A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding Chubb INA subordinated debt securities is closed for business. (Section 1.1)
Distributions on each preferred security will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated. (Section 4.1)
If set forth in the applicable prospectus supplement, Chubb INA will have the right under the Chubb INA subordinated indenture to defer the payment of interest on any series of corresponding Chubb INA subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding Chubb INA subordinated debt securities. See “Description of Chubb INA Debt Securities and Chubb Guarantee — Option to Extend Interest Payment Date.” As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding Chubb INA subordinated debt securities during the extension period, by the Chubb Trust which issued the preferred securities during any extension period. (Section 4.1)
The funds of each Chubb Trust available for distribution to you will be limited to payments under the corresponding Chubb INA subordinated debt securities in which the Chubb Trust will invest the proceeds from the issuance and sale of its trust securities. If Chubb INA or Chubb, as the case may be, does not make interest payments on those corresponding Chubb INA subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the Chubb Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by Chubb as set forth under “Description of Preferred Securities Guarantees.”
Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable Chubb Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Preferred Securities.” If any preferred securities are not in book-entry form, the relevant record date will be the date 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)
Redemption or Exchange
Mandatory Redemption.   Upon any repayment or redemption, in whole or in part, of any corresponding Chubb INA subordinated debt securities held by a Chubb Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days’ notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding Chubb INA subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by Chubb INA or Chubb upon the concurrent repayment or redemption of the corresponding Chubb INA subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. (Section 4.2) If less than all of the corresponding Chubb INA subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities. (Section 4.2)
Generally, Chubb INA will have the right to redeem any series of corresponding Chubb INA subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described under “Description of Chubb INA Debt Securities and Chubb Guarantee — Redemption.”
Special Event Redemption or Distribution of Corresponding Chubb INA Subordinated Debt Securities.   If a special event relating to the trust securities of a Chubb Trust occurs and is continuing, within 90 days following the occurrence of the special event, Chubb INA has the right to redeem the corresponding Chubb INA subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, Chubb INA has the right to dissolve the Chubb Trust and, after satisfaction of the liabilities of creditors of the Chubb Trust, cause the corresponding Chubb INA subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the Chubb Trust. If Chubb INA does not elect to redeem the corresponding Chubb INA subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding Chubb INA subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a Chubb Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event. (Section 1.1)
On and from the date fixed for any distribution of corresponding Chubb INA subordinated debt securities upon dissolution of a Chubb Trust:
•
the trust securities will no longer be deemed to be outstanding;

•
the depositary or its nominee, as the record holder of the related preferred securities, will receive a registered global certificate or certificates representing the corresponding Chubb INA subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and

•
any certificates representing the preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding Chubb INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange. (Section 9.4)

There can be no assurance as to the market prices for the preferred securities or the corresponding Chubb INA subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a Chubb Trust were to occur. Accordingly, the preferred securities that you may purchase, and the corresponding Chubb INA subordinated debt securities that you may receive on dissolution and liquidation of a Chubb Trust, may trade at a discount to the price that you paid to purchase the preferred securities.
Redemption Procedures
The property trustee shall redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding Chubb INA subordinated debt securities. The property trustee will redeem the preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable Chubb Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Common Securities.”

If a Chubb Trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the preferred securities are in book-entry-only form, deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the preferred securities. If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the Chubb Trust or by Chubb pursuant to the preferred securities guarantee as described under “Description of Preferred Securities Guarantees,” distributions on the preferred securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the Chubb Trust for the preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.
Generally, Chubb or its subsidiaries, including Chubb INA, may purchase outstanding preferred securities.
Payment of the redemption price on the preferred securities will be made to the record holders as they appear on the register for the preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be a date 15 days prior to the redemption date, as specified in the applicable prospectus supplement.
The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by a Chubb Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption the particular preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of preferred securities will relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of Chubb INA and Chubb defaults in payment of the redemption price on the corresponding Chubb INA subordinated debt securities, on and after the redemption date interest will cease to accrue on the Chubb INA subordinated debt securities or portions of the Chubb INA subordinated debt securities, and distributions will cease to accrue on the related preferred securities or portions of the related preferred securities, called for redemption. (Section 4.2)

Subordination of Common Securities
Payment on each Chubb Trust’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding Chubb INA subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the Chubb Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Chubb Trust’s outstanding preferred securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Chubb Trust’s outstanding preferred securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Chubb Trust’s preferred securities then due and payable.
If any event of default under the trust agreement resulting from an event of default under the corresponding Chubb INA subordinated debt securities occurs, the holder of the Chubb Trust’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of the holder of the Chubb Trust’s common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)
Liquidation Distribution Upon Dissolution of Chubb Trust
Pursuant to each trust agreement, each Chubb Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:
•
bankruptcy, dissolution or liquidation of Chubb INA or Chubb;

•
the written direction to the property trustee from Chubb INA, as depositor, at any time, which direction is optional and wholly within the discretion of Chubb INA, to dissolve the Chubb Trust and distribute corresponding Chubb INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

•
the redemption of all of the Chubb Trust’s trust securities following a special event;

•
the redemption of all of the Chubb Trust’s preferred securities as described under “Description of Preferred Securities — Redemption or Exchange — Mandatory Redemption;” and

•
the entry of an order for the dissolution of the Chubb Trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the Chubb Trust, the Chubb Trust will be liquidated by the Chubb trustees as expeditiously as the Chubb trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the Chubb Trust’s creditors, corresponding Chubb INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the Chubb Trust’s assets available for distribution, after satisfaction of liabilities to the Chubb Trust’s creditors, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the Chubb Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Chubb Trust on its preferred securities will be paid on a pro rata basis. The holder of the Chubb Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)
Events of Default; Notice
The following constitute an event of default under each trust agreement with respect to the applicable preferred securities:
•
the occurrence of an event of default on the corresponding Chubb INA subordinated debt securities (see “Description of Chubb INA Debt Securities and Chubb Guarantee — Events of Default”);

•
default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•
default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•
default in the performance, or breach, in any material respect, of any covenant or warranty of the Chubb trustees in the trust agreement, other than a covenant or warranty a default in the performance or breach those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25 percent in aggregate liquidation preference of the outstanding preferred securities of the applicable Chubb Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting Chubb trustee(s); and

•
the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by Chubb INA, as depositor, to appoint a successor property trustee within 60 days of the occurrence. (Section 1.1)

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable preferred securities, the administrative trustees and Chubb INA, as depositor, unless the event of default has been cured or waived. (Section 8.2) Chubb INA, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Sections 8.15 and 8.16)
If an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each Chubb Trust as described above. See “— Liquidation Distribution Upon Dissolution of Chubb Trust.” The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.
Removal of Chubb Trustees
Unless an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, any Chubb trustee may be removed at any time by the holder of the Chubb Trust’s common securities. If an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Chubb Trust’s common securities. No resignation or removal of a Chubb trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement. (Section 8.10)
Co-Trustees and Separate Property Trustee
Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any Chubb Trust may at the time be located, Chubb INA, as depositor, and the administrative trustees, by agreed action of the majority of such trustees, shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the Chubb Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. Chubb INA, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding Chubb INA subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment. (Section 8.9)
Merger or Consolidation of Chubb Trustees
Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Chubb trustee shall be a party, shall be the successor of the Chubb trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible. (Section 8.12)
Mergers, Consolidations, Amalgamations or Replacements of the Chubb Trusts
A Chubb Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “— Liquidation Distribution Upon Dissolution of Chubb Trust.” A Chubb Trust may, at the request of Chubb INA, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:
•
The successor entity either:

•
expressly assumes all of the obligations of the Chubb Trust with respect to the preferred securities or

•
substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•
Chubb INA expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding Chubb INA subordinated debt securities;

•
The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•
The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•
The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

•
The successor entity has a purpose substantially identical to that of the Chubb Trust;

•
Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Chubb INA has received an opinion from independent counsel to the Chubb Trust to the effect that:

•
the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect; and

•
following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Chubb Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•
Chubb INA or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the preceding description, a Chubb Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Chubb Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes. (Section 9.5)
Voting and Preemptive Rights
Except as provided below and under “— Removal of Chubb Trustees,” “Description of Chubb INA Debt Securities and Chubb Guarantee — Events of Default,” “Description of Preferred Securities Guarantees — Amendments and Assignment,” the holders of the preferred securities will generally not have any voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1)
Amendment of Restated Trust Agreements
Each trust agreement may be amended by Chubb INA and the Chubb trustees, without the consent of the holders of the trust securities:
•
to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

•
to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the Chubb Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Chubb Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable Chubb Trust.
Each trust agreement may be amended by the Chubb Trustees and Chubb INA with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the Chubb trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Chubb trustees in accordance with the amendment will not affect the Chubb Trust’s status as a grantor trust for U.S. Federal income tax purposes or the Chubb Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:
•
change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•
restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date. (Section 10.2)

So long as any corresponding Chubb INA subordinated debt securities are held by the property trustee, the Chubb trustees shall not:

•
direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Chubb INA subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding Chubb INA subordinated debt securities;

•
waive any past default that is waivable under the Chubb INA subordinated indenture, as described in “Description of the Chubb INA Debt Securities and Chubb Guarantee — Modification and Waiver;”

•
exercise any right to rescind or annul a declaration that the principal of all the Chubb INA subordinated debt securities shall be due and payable; or

•
consent to any amendment, modification or termination of the Chubb INA subordinated indenture or the corresponding Chubb INA subordinated debt securities, where the consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the Chubb INA subordinated indenture would require the consent of each holder of the affected corresponding Chubb INA subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The Chubb trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding Chubb INA subordinated debt securities. In addition to obtaining these approvals of the holders of the preferred securities, prior to taking any of these actions, the Chubb trustees shall obtain an opinion of counsel to the effect that the Chubb Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action. (Section 6.1)
Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities. (Sections 6.2, 6.3 and 6.6)
No vote or consent of the holders of preferred securities will be required for a Chubb Trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.
Even though the holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Chubb INA, the Chubb trustees or any affiliate of Chubb INA or any Chubb trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.
Global Preferred Securities
The preferred securities of a Chubb Trust may be issued, in whole or in part, in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of a Chubb Trust will be described in the applicable prospectus supplement.
Payment and Paying Agency
Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any Chubb Trust’s preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the Chubb Trust. (Section 4.4)
Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York Mellon Trust Company, N.A. (as successor) and any co-paying agent chosen by The Bank of New York Mellon Trust Company, N.A. and acceptable to the administrative trustees and Chubb INA. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and Chubb INA. If The Bank of New York Mellon Trust Company, N.A. shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Chubb INA, to act as paying agent. (Section 5.9)
Registrar and Transfer Agent
Unless otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as registrar and transfer agent for the preferred securities.
Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each Chubb Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Chubb Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption. (Section 5.4)
Information Concerning the Property Trustee
The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by Chubb INA. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Sections 8.1 and 8.3)
Administrative Trustees
The administrative trustees are authorized and directed to conduct the affairs of and to operate the Chubb Trusts in such a way that:
•
no Chubb Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

•
the corresponding Chubb INA subordinated debt securities will be treated as indebtedness of Chubb INA for U.S. Federal income tax purposes.

In this regard, Chubb INA and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Chubb Trust or each trust agreement, that Chubb INA and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related preferred securities.
DESCRIPTION OF PREFERRED SECURITIES GUARANTEES
Concurrently with the issuance by each Chubb Trust of its preferred securities, Chubb will execute and deliver a preferred securities guarantee for the benefit of the holders of the preferred securities. The Bank of New York Mellon Trust Company, N.A. will act as the guarantee trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.
The following is a summary of the material provisions of the preferred securities guarantees. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to preferred securities means the Chubb Trust’s preferred securities to which the preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related Chubb Trust’s preferred securities.
General
Chubb will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the Chubb Trust, to the holders of the preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the Chubb Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related Chubb Trust, are referred to in this prospectus as the guarantee payments:
•
any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the Chubb Trust has funds available for payment at that time;

•
the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Chubb Trust has funds available for payment at that time; and

•
upon a voluntary or involuntary dissolution, winding up or liquidation of the Chubb Trust, unless the corresponding Chubb INA subordinated debt securities are distributed to holders of the preferred securities, the lesser of:

•
the liquidation distribution, to the extent the Chubb Trust has funds available for payment at that time; and

•
the amount of assets of the Chubb Trust remaining available for distribution to holders of preferred securities.

Chubb’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by it to the holders of the preferred securities or by causing the Chubb Trust to pay these amounts to the holders. (Section 5.1)
Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related Chubb Trust’s payment obligations under the preferred securities, but will apply only to the extent that the applicable Chubb Trust has funds sufficient to make the payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See “— Status of the Preferred Securities Guarantees.”
If either Chubb INA or Chubb does not make interest payments on the corresponding Chubb INA subordinated debt securities held by a Chubb Trust, the Chubb Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to Chubb’s senior indebtedness, including all its debt securities and obligations as guarantor under the Chubb INA subordinated indenture, as described below under “— Status of the Preferred Securities Guarantees.”
Because Chubb is a holding company, its rights and the rights of its creditors, including the holders of preferred securities who are its creditors by virtue of a preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Chubb may itself be a creditor with recognized claims against the subsidiary. The right of Chubb’s creditors, including the holders of preferred securities who are its creditors by virtue of a preferred securities guarantee, to participate in the distribution of stock owned by Chubb in its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the preferred securities guarantees do not limit Chubb’s ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Chubb’s obligations under the preferred securities guarantee, the Chubb INA subordinated indenture, including its guarantee of the Chubb INA subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by it of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Chubb Trust’s obligations under the preferred securities. See “The Chubb Trusts,” “Description of Preferred Securities,” and “Description of Chubb INA Debt Securities and Chubb Guarantee.”
Chubb will also agree to guarantee the obligations of each Chubb Trust with respect to the common securities issued by the Chubb Trust to the same extent as under the preferred securities guarantee. However, if an event of default under the Chubb INA subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.
Status of the Preferred Securities Guarantees
Each preferred securities guarantee will constitute Chubb’s unsecured obligation and will rank subordinate and junior in right of payment to its senior indebtedness, including its debt securities and obligations as guarantor under the Chubb INA subordinated indenture. (Section 6.2) For purposes of any preferred securities guarantee, “senior indebtedness” means Chubb’s indebtedness, including its obligations as guarantor under the Chubb INA subordinated indenture, outstanding at any time, except:
•
the indebtedness under the preferred securities guarantee;

•
indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other indebtedness which is subordinated to or ranks equally with the preferred securities guarantee;

•
indebtedness to an affiliate;

•
interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Chubb in a proceeding under federal or state bankruptcy laws;

•
trade accounts payable; and

•
similar preferred securities guarantees issued by Chubb on behalf of holders of preferred securities of any other Chubb Trust or any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of Chubb’s or any of its affiliates in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by it pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. “Indebtedness” has the same meaning given to that term under the Chubb indentures. (Section 1.1)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by Chubb on behalf of holders of preferred securities of any other Chubb Trust or any trust, partnership or other entity affiliated with Chubb which is a financing vehicle of it or any affiliate of it in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by Chubb pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3) Each preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against Chubb to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable Chubb Trust. (Section 5.4)
No preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the Chubb Trust or upon distribution to the holders of the preferred securities of the corresponding Chubb INA subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by Chubb. Chubb expects from time to time to incur additional indebtedness that will rank senior to the preferred securities guarantees.
Payments of Additional Amounts
Chubb will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:
•
the laws or any regulations or rulings promulgated under the laws of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

•
an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.

If a withholding or deduction at source is required, Chubb will, subject to limitations and exceptions described below, pay to the holder of any related preferred securities the additional amounts as may be necessary so that every guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the preferred securities guarantee to be then due and payable.
Chubb will not be required to pay any additional amounts for or on account of:
•
any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:

•
were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under the preferred securities;

•
presented the preferred security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the preferred security could not have been presented for payment elsewhere; or

•
presented the preferred security for payment more than 30 days after the date on which the payment in respect of the preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the preferred security for payment on any day within that 30-day period;

•
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the preferred security to comply with any reasonable request by Chubb or the applicable Chubb Trust addressed to you within 90 days of the request to:

•
provide information concerning your nationality, residence or identity or of the beneficial owner; or

•
make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

•
any combination of the above items.

In addition, Chubb will not pay you any additional amounts with respect to any guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related preferred security, to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the preferred security. (Section 5.8)
Amendments and Assignment
No preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no consent will be required. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee will bind Chubb’s successors and assigns and will inure to the benefit of the holders of the related preferred securities. (Section 8.1) Chubb may not assign its obligations under the preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the Chubb INA subordinated indenture and under which the person formed by the consolidation or amalgamation or into which Chubb is merged or which acquires or leases Chubb’s properties and assets agrees in writing to perform Chubb’s obligations under the preferred securities guarantee.
Events of Default
An event of default under each preferred securities guarantee will occur upon Chubb’s failure to perform any of its payment or other obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee. (Section 5.4)
Any holder of the preferred securities may institute a legal proceeding directly against Chubb to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the Chubb Trust, the guarantee trustee or any other person or entity. (Section 5.4)
Chubb, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4)
Information Concerning the Guarantee Trustee
The guarantee trustee, other than during the occurrence and continuance of a default by Chubb in performance of any preferred securities guarantee, undertakes to perform only the duties specifically set forth in each preferred securities guarantee. After default with respect to any preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur. (Section 3.2)
Termination of the Preferred Securities Guarantees
Each preferred securities guarantee will terminate upon:
•
full payment of the redemption price of the related preferred securities;

•
the distribution of the corresponding Chubb INA subordinated debt securities to the holders of the related preferred securities; or

•
upon full payment of the amounts payable upon liquidation of the related Chubb Trust.

Each preferred securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related preferred securities must restore payment of any sums paid with respect to the preferred securities or the preferred securities guarantee. (Section 7.1)
New York Law to Govern
Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York. (Section 8.5)
The Expense Agreement
Pursuant to the expense agreement entered into by Chubb under each trust agreement, Chubb will irrevocably and unconditionally guarantee to each person or entity to whom a Chubb Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Chubb Trust, other than obligations of the Chubb Trust to pay to the holders of the preferred securities or other similar interests in the Chubb Trust of the amounts due them pursuant to the terms of the preferred securities or other similar interests, as the case may be.
PLAN OF DISTRIBUTION
Chubb, Chubb INA and/or any Chubb Trust may sell offered securities in any one or more of the following ways from time to time:
•
through agents;

•
to or through underwriters;

•
through dealers; or

•
directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the offered securities and the proceeds to Chubb, Chubb INA and/or a Chubb Trust from the sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:
•
in one or more transactions at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by Chubb from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Chubb, Chubb INA and/or the applicable Chubb Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (“Securities Act”), of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, Chubb, Chubb INA and/or the applicable Chubb Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at fixed public offering prices; or

•
at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.
Chubb, Chubb INA and/or the applicable Chubb Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If Chubb, Chubb INA and/or the applicable Chubb Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.
If a dealer is utilized in the sales of offered securities, Chubb, Chubb INA and/or the applicable Chubb Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
Offers to purchase offered securities may be solicited directly by Chubb, Chubb INA and/or the applicable Chubb Trust and the sale of the offered securities may be made by Chubb, Chubb INA and/or the applicable Chubb Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.
Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for Chubb, Chubb INA and/or the applicable Chubb Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with Chubb, Chubb INA and/or a Chubb Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.
Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with Chubb, Chubb INA and/or the applicable Chubb Trust, to indemnification by Chubb, Chubb INA and/or the applicable Chubb Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.
Chubb, Chubb INA and/or the applicable Chubb Trust may authorize underwriters or other persons acting as Chubb’s, Chubb INA’s and/or the applicable Chubb Trust’s agents to solicit offers by specified institutions to purchase offered securities from Chubb, Chubb INA and/or the applicable Chubb Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by Chubb, Chubb INA and/or the applicable Chubb Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. Chubb, Chubb INA and/or the applicable Chubb Trust may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of Chubb, Chubb INA or any Chubb Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, Chubb and its subsidiaries in the ordinary course of business.
LEGAL OPINIONS
Legal matters with respect to United States and New York law will be passed upon for Chubb, Chubb INA and the Chubb Trusts by Willkie Farr & Gallagher LLP, Chicago, Illinois. The validity of the preferred securities under Delaware law will be passed upon on behalf of Chubb, Chubb INA and the Chubb Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Swiss law will be passed upon for Chubb by Bär & Karrer AG, Zurich, Switzerland. Willkie Farr & Gallagher LLP will rely on the opinion of Bär & Karrer AG with respect to Swiss law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Chubb’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Huatai Group because it was acquired by the Company in a purchase business combination during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES UNDER
UNITED STATES FEDERAL SECURITIES LAWS
Chubb is a Swiss company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of Chubb’s assets and some of the officers’ and directors’ assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Chubb or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve Chubb with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving Chubb Group Holdings Inc., its United States agent irrevocably appointed for that purpose.
Chubb has been advised by Bär & Karrer AG, its Swiss counsel, that there is doubt as to whether the courts in Switzerland would:
•
enforce judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or

•
admit original actions brought in Switzerland against these persons or Chubb predicated solely upon U.S. Federal securities laws.

Chubb has also been advised by Bär & Karrer AG that there is no treaty in effect between the United States and Switzerland providing for such enforcement, and there are certain grounds upon which Swiss courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, might not be allowed in Swiss courts as contrary to that nation’s public policy.
WHERE YOU CAN FIND MORE INFORMATION
Chubb
Chubb files annual, quarterly and current reports, proxy statements and other information with the SEC. Chubb makes these documents available free of charge through its website (investors.chubb.com) as soon as reasonably practicable after they have been electronically filed with or furnished to the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file with the SEC, and Chubb’s SEC filings are available to the public over the Internet at the SEC’s web site. The SEC file number for documents filed by Chubb Limited under the Exchange Act is 1-11778.
Incorporation by Reference
Chubb is allowed to “incorporate by reference” the information it files with the SEC, which means that Chubb can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Chubb files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. Chubb incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that Chubb, Chubb INA and the Chubb Trusts sell all of the securities offered by this prospectus:
•
Chubb’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
Chubb’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024; and

•
Chubb’s Current Reports on Form 8-K filed March 7, 2024, March 15, 2024, May 16, 2024, July 9, 2024 (filed portion only), July 31, 2024, and August 12, 2024 (filed portion only).

You may upon written or oral request obtain a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Chubb via mail, telephone or email at:
Investor Relations
Chubb
550 Madison Avenue
36th Floor
New York, New York 10022
Telephone: +1 (212) 827-4445
E-mail: investorrelations@chubb.com
Chubb INA
Chubb INA is an insurance holding company and indirect wholly owned subsidiary of Chubb Limited. The obligations of Chubb INA under its debt securities will be fully and unconditionally guaranteed by Chubb. See “Description of Chubb INA Debt Securities and Chubb Guarantee.” Chubb INA has an exemption from the information reporting requirements under the Exchange Act. So long as any guaranteed debt securities of Chubb INA are outstanding, Chubb will include in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning Chubb INA.

The Chubb Trusts
There are no separate financial statements of the Chubb Trusts in this prospectus. Chubb does not believe the financial statements would be helpful to the holders of the preferred securities of the Chubb Trusts because:
•
Chubb, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Chubb Trust;

•
neither of the Chubb Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Chubb Trust and investing the proceeds in subordinated debt securities issued by Chubb INA and fully and unconditionally guaranteed by Chubb; and

•
the obligations of each Chubb Trust under the preferred securities will be fully and unconditionally guaranteed by Chubb. See “Description of Chubb INA Debt Securities and Chubb Guarantee” and “Description of Preferred Securities Guarantees.”

Neither of the Chubb Trusts is currently subject to the information reporting requirements of the Exchange Act. Each Chubb Trust will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:
Securities and Exchange Commission registration fee	$(1)
Trustee’s fees and expenses	(1)
Printing expenses	(1)
Rating agency fees	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Blue Sky fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)
All fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. The registration fee will be calculated and paid in accordance with Rule 457(r) under the Securities Act of 1933.

Item 15.
Indemnification of Directors and Officers.

Chubb
It is generally permissible under Swiss law to agree in a fiduciary agreement to hold a board member harmless for any liabilities that he or she is confronted with during his or her term of office, save for gross negligence, willful intent, contradictory action with regard to legitimate instructions, or in respect to the violation of certain corporate law duties.
The Chubb board members as well as the officers of Chubb are jointly and severally liable to Chubb, the shareholders and the creditors for damage caused by violation of their duties.
A resolution passed at the shareholders’ meeting discharging the members of the Chubb Board of Directors for statutory liability covers only matters that have been disclosed to the shareholders’ meeting and is binding only upon Chubb and upon shareholders that have approved the resolution. The right of the remaining shareholders to claim damages on behalf of Chubb expires 12 months after such resolution has been passed.
Chubb’s Articles of Association and Organizational Regulations provide that Chubb will indemnify and hold harmless, to the fullest extent permitted by law, each of the members of the Chubb Board of Directors and officers out of Chubb’s assets from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty on behalf of Chubb; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Without limiting the foregoing, Chubb shall advance court costs and attorney’s fees to the members of the Chubb Board of Directors and officers, except in cases where Chubb itself is the plaintiff. Chubb may however recover such advanced cost if a court holds that the Chubb director or the officer in question has breached relevant duties.
Chubb has entered into indemnification agreements with its directors and executive officers. The indemnification agreements are in furtherance of Chubb’s Articles of Association, which require Chubb to indemnify its directors and officers to the fullest extent permitted by applicable law, as well as New York Stock Exchange and Securities and Exchange Commission regulations. The indemnification agreements provide for indemnification arising out of specified indemnifiable events and provide for advancement of expenses. The indemnification agreements set forth procedures relating to indemnification claims.
Swiss law permits a company and each board member or officer individually to purchase and maintain insurance for directors and officers. The coverage of such insurance depends on the individual insurance policy. Chubb maintains directors’ and officers’ insurance for its directors and officers.
Directors and officers of Chubb are also provided with indemnification against certain liabilities pursuant to a directors’ and officers’ liability insurance policy. Coverage is afforded for any loss that the insured persons become legally obligated to pay by reason of any claim or claims first made against the insured persons or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insured persons prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insured persons while acting in their individual or collective capacities as directors or officers of Chubb, or any other matter claimed against them by reason of their being directors or officers of Chubb. Certain of Chubb’s directors may also be provided by their employer with indemnification against certain liabilities incurred as directors of Chubb.
The underwriting agreements which will be entered into in connection with offerings of securities registered hereunder will provide, among other things, that the underwriters are obligated, under some circumstances, to indemnify directors, specified officers and controlling persons of Chubb against specified liabilities, including liabilities under the Securities Act of 1933, as amended.
Chubb INA
Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or director or other person from and against any and all claims and demands whatsoever.
Under Article V of Chubb INA’s Limited Liability Company Agreement (“Operating Agreement”) as currently in effect, each person who is or was a director or officer of Chubb INA shall be indemnified by Chubb INA to the full extent permitted by the Delaware Limited Liability Company Act. The Operating Agreement provides that Chubb INA shall indemnify any person who is or was a party or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the company, against expenses (including attorneys’ fees), judgments, fines and settlement payments. Such indemnification shall be made only as properly authorized in the specific case upon a determination that such indemnification is permissible and proper in the circumstances, as provided by applicable law. Such indemnification shall include payment for reasonable expenses incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the company and upon such other terms and conditions as may be deemed to be appropriate by or on behalf of the company. Also, the rights granted shall not apply in connection with any action, suit or proceeding initiated or instigated directly or indirectly, in whole or in part, by or on behalf of such person, unless the action, suit or proceeding was authorized by the Board of Directors of Chubb INA.
The indemnification provided for by Chubb INA’s Operating Agreement and Delaware law is not exclusive of any other rights of indemnification, and a company may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware Limited Liability Company Act. Chubb INA maintains a liability insurance policy providing coverage for its directors and officers.

Item 16.
Exhibits and Financial Statement Schedules.

*1.1	Form of Underwriting Agreement relating to common shares and/or warrants of Chubb Limited.
*1.2	Form of Underwriting Agreement relating to debt securities of Chubb INA Holdings LLC, fully and unconditionally guaranteed by Chubb Limited.
*1.3	Form of Underwriting Agreement relating to preferred securities issued of ACE Capital Trust III and ACE Capital Trust IV and preferred securities guarantees of Chubb Limited.
4.1	Articles of Association of Chubb Limited, as amended and restated (incorporated by reference to Exhibit 3.1 to Chubb Limited’s Current Report on Form 8-K, dated May 16, 2024).
4.2	Organizational Regulations of Chubb Limited as amended (incorporated by reference to
Exhibit 3.2 to Chubb’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023).
4.3	Specimen certificate representing Common Shares (incorporated by reference to Exhibit 4.3 to Chubb Limited’s Current Report on Form 8-K, dated July 18, 2008).
4.4	Senior Indenture among Chubb INA Holdings LLC (successor to Chubb INA Holdings Inc.), Chubb Limited and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee dated as of August 1, 1999 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 of Chubb Limited filed December 10, 2014).
4.5	First Supplemental Indenture dated as of March 13, 2013 to the Indenture dated as of August 1, 1999 among Chubb INA Holdings LLC (successor to Chubb INA Holdings Inc.), as Issuer, Chubb Limited, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee (incorporated by reference to Exhibit 4.3 to Chubb Limited’s Current Report on Form 8-K, dated March 13, 2013).
4.6	Subordinated Indenture among Chubb INA Holdings LLC (successor to Chubb INA Holdings
Inc.), Chubb Limited and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of December 1, 1999 (incorporated by reference to Exhibit 10.41 to the Annual
Report on Form 10-K of Chubb Limited filed on March 29, 2000).
*4.7	Form of Standard Stock Warrant Provisions.
4.8	Certificate of Trust of ACE Capital Trust III (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-78841)).
4.9	Certificate of Trust of ACE Capital Trust IV (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-88482)).
4.10	Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-78841)).
4.11	Assignment and Assumption Agreement and First Amendment to the Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-88482)).
4.12	Amendment No. 2 to the Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-88482)).
4.13	Trust Agreement of ACE Capital Trust IV (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-88482)).
4.14	Form of Amended and Restated Trust Agreement of ACE Capital Trust III (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-78841)).
4.15	Form of Amended and Restated Trust Agreement of ACE Capital Trust IV (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-88482)).
4.16	Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by ACE Capital Trust III (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-78841)).

4.17	Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by ACE Capital Trust IV (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-88482)).
4.18	Certificate of Amendment to Certificate of Trust of ACE Capital Trust III (incorporated by reference to Exhibit 4.23 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-130378)).
4.19	Certificate of Amendment to Certificate of Trust of ACE Capital Trust IV (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-130378)).
4.20	Certificate of Amendment to Certificate of Trust of ACE Capital Trust III (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-156143)).
4.21	Certificate of Amendment to Certificate of Trust of ACE Capital Trust IV (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 of Chubb Limited (No. 333-156143)).
5.1	Opinion of Bär & Karrer AG as to the legality of securities.
5.2	Opinion of Willkie Farr & Gallagher LLP as to the legality of securities.
5.3	Opinion of Richards, Layton & Finger, P.A. relating to ACE Capital Trust III.
5.4	Opinion of Richards, Layton & Finger, P.A. relating to ACE Capital Trust IV.
22.1	Guaranteed Securities.
23.1	Consent of Bär & Karrer AG (included in Exhibit 5.1).
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2).
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3 and Exhibit 5.4).
23.4	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney with respect to Chubb Limited (included in signature pages).
24.2	Powers of Attorney with respect to Chubb INA Holdings LLC (included in signature pages).
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for the Chubb INA Holdings LLC and Chubb Limited senior indenture, dated as of August 1, 1999.
25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1, as
trustee for the Chubb INA Holdings LLC and Chubb Limited subordinated indenture, dated as of December 1, 1999.
25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1, as
trustee for the Preferred Securities Guarantee Agreement with respect to the preferred securities of ACE Capital Trust III.
25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1, as
trustee for the Preferred Securities Guarantee Agreement with respect to the preferred securities of ACE Capital Trust IV.
25.5	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for The Amended and Restated Trust Agreement of ACE Capital Trust III.
25.6	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1, as trustee for The Amended and Restated Trust Agreement of ACE Capital Trust IV.
107	Filing Fee Exhibit

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.
Undertakings.

The undersigned Registrants hereby undertake:
(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(f)   The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Chubb’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)   That, for purposes of determining any liability under the Securities Act of 1933,
(i)   the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)   each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(i)   The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Chubb Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 3rd day of October, 2024.
CHUBB LIMITED
By:
/s/ Peter C. Enns

Name:
Peter C. Enns

Title:
Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints Evan G. Greenberg, Peter C. Enns and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of October, 2024.
Signature	Title
/s/ Evan G. Greenberg Evan G. Greenberg	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
/s/ Peter C. Enns Peter C. Enns	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ George F. Ohsiek George F. Ohsiek	Chief Accounting Officer (Principal Accounting Officer)
/s/ Michael G. Atieh Michael G. Atieh	Director
/s/ Nancy K. Buese Nancy K. Buese	Director
/s/ Sheila P. Burke Sheila P. Burke	Director
/s/ Nelson J. Chai Nelson J. Chai	Director
/s/ Michael P. Connors Michael P. Connors	Director

Signature	Title
/s/ Michael L. Corbat Michael L. Corbat	Director
/s/ Robert J. Hugin Robert J. Hugin	Director
/s/ Robert W. Scully Robert W. Scully	Director
/s/ Theodore E. Shasta Theodore E. Shasta	Director
/s/ David. H. Sidwell David H. Sidwell	Director
/s/ Olivier Steimer Olivier Steimer	Director
/s/ Frances F. Townsend Frances F. Townsend	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of Chubb Limited in the United States.
/s/ Peter C. Enns

Peter C. Enns
October 3, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Chubb INA Holdings LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 3rd day of October, 2024.
Chubb INA Holdings LLC
By:
/s/ Peter C. Enns

Name: Peter C. Enns
Title:  Chief Financial Officer
Each person whose signature appears below constitutes and appoints Evan G. Greenberg, Peter C. Enns and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of October, 2024.
Name	Title
/s/ John J. Lupica John J. Lupica	President and Director (Principal Executive Officer)
/s/ Peter C. Enns Peter C. Enns	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
/s/ John W. Keogh John W. Keogh	Chairman and Director
/s/ Timothy A. Boroughs Timothy A. Boroughs	Director
/s/ Evan G. Greenberg Evan G. Greenberg	Director
/s/ Juan Luis Ortega Juan Luis Ortega	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, ACE Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 3rd day of October, 2024.
ACE Capital Trust III
By:
Chubb INA Holdings LLC, as Depositor

By:
/s/ Peter C. Enns

Name: Peter C. Enns
Title:  Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, ACE Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 3rd day of October, 2024.
ACE Capital Trust IV
By:
Chubb INA Holdings LLC, as Depositor

By:
/s/ Peter C. Enns

Name: Peter C. Enns
Title:  Chief Financial Officer